Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	William W. Sherertz
President and
Chief Executive Officer
	Telephone:	(360) 828-0700

BBSI
ANNOUNCES FIRST QUARTER 2006 OPERATING RESULTS AND
FINANCIAL GUIDANCE FOR 2Q06

        VANCOUVER, WASHINGTON, April 26, 2006 — Barrett Business Services, Inc. (Nasdaq: BBSI) reported today net income of $1,357,000 for the first quarter ended March 31, 2006, an improvement of $426,000 or 45.8% over net income of $931,000 for the first quarter of 2005. Diluted earnings per share for the 2006 first quarter were $.12, as compared to diluted earnings per share of $.10 for the same quarter a year ago.

        Net revenues for the first quarter ended March 31, 2006 totaled $58.3 million, an increase of approximately $9.1 million or 18.5% over the $49.2 million for the same quarter in 2005.

($ in thousands, except per share amounts)	(Unaudited) First Quarter Ended March 31,
Results of Operations	2006	2005
Revenues:
Staffing services	$26,661	$28,542
Professional employer service fees	31,624	20,702

Total revenues	58,285	49,244

Cost of revenues:
Direct payroll costs	19,851	21,017
Payroll taxes and benefits	22,837	15,697
Workers' compensation	6,554	5,406

Total cost of revenues	49,242	42,120

Gross margin	9,043	7,124
Selling, general and administrative expenses	7,220	5,470
Depreciation and amortization	301	236

Income from operations	1,522	1,418
Other income, net	632	108

Income before taxes	2,154	1,526
Provision for income taxes	797	595

Net income	$1,357	$931

Basic earnings per share	$.12	$.11

Weighted average basic shares outstanding	11,076	8,645

Diluted earnings per share	$.12	$.10

Weighted average diluted shares outstanding	11,661	9,352

Barrett Business Services, Inc.
News Release — First Quarter 2006
April 26, 2006

        We report our PEO revenues on a net basis because we are not the primary obligor for the services provided by our PEO clients to their customers. The gross revenues and cost of revenues information below, although not in accordance with generally accepted accounting principles (“GAAP”), is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

(in thousands)	(Unaudited) First Quarter March 31,
	2006	2005
Revenues:
Staffing services	$26,661	$28,542
Professional employer services	208,674	128,551

Total revenues	235,335	157,093

Cost of revenues:
Direct payroll costs	195,965	127,397
Payroll taxes and benefits	22,837	15,697
Workers' compensation	7,490	6,875

Total cost of revenues	226,292	149,969

Gross margin	$9,043	$7,124

        Gross revenues of $235.3 million for the 2006 first quarter rose 49.8% over the comparable 2005 period.

        A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the first quarters ended March 31, 2006 and 2005 (in thousands):

	(Unaudited) Three Months Ended March 31,
(in thousands)	Gross Revenue Reporting Method		Reclassification		Net Revenue Reporting Method
	2006	2005	2006	2005	2006	2005
Revenues:
Staffing services	$26,661	$28,542	$—	$—	$26,661	$28,542
Professional
employer
services	208,674	128,551	(177,050)	(107,849)	31,624	20,702

Total revenues	$235,335	$157,093	$(177,050)	$(107,849)	$58,285	$49,244

Cost of revenues:	$226,292	$149,969	$(177,050)	$(107,849)	$49,242	$42,120

Barrett Business Services, Inc.
News Release — First Quarter 2006
April 26, 2006

        The following summarizes the unaudited consolidated balance sheets at March 31, 2006 and December 31, 2005.

	(Unaudited)
(in thousands)	March 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$59,357	$61,361
Marketable securities	3,664	3,548
Trade accounts receivable, net	29,353	26,328
Prepaid expenses and other	4,755	2,514
Deferred income taxes	6,175	5,864
Workers' compensation receivables for insured claims	242	242

Total current assets	103,546	99,857
Marketable securities	399	396
Goodwill, net	26,536	22,516
Intangibles, net	96	5
Property, equipment and software, net	13,538	13,071
Restricted marketable securities and workers'
compensation deposits	2,133	2,041
Deferred income taxes	141	341
Other assets	3,034	1,528
Workers' compensation receivables for insured claims	4,496	4,546

	$153,919	$144,301

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,809	$1,366
Accrued payroll, payroll taxes and related benefits	33,733	28,650
Other accrued liabilities	3,559	360
Workers' compensation claims liabilities	5,399	5,729
Workers' compensation claims liabilities for insured claims	242	242
Safety incentives liability	7,516	7,687
Current portion of long-term debt	148	348

Total current liabilities	52,406	44,382
Long-term debt, net of current portion	1,057	1,094
Customer deposits	782	663
Long-term workers' compensation claims liabilities	8,114	8,532
Long-term workers' compensation liabilities for insured claims	2,816	2,866
Deferred gain on sale and leaseback	884	914
Stockholders' equity	87,860	85,850

	$153,919	$144,301

Outlook for Second Quarter 2006

        The Company also disclosed today limited financial guidance with respect to its operating results for the second quarter ending June 30, 2006. The Company expects gross revenues for the second quarter of 2006 to range from $250 million to $255 million, an increase of approximately 37.5% over the second quarter of 2005, and anticipates diluted earnings per share for the second quarter of 2006 to range from $.33 to $.35 per share. Management expectations for diluted earnings per share for the second quarter of 2006 equate to increases over the second quarter of 2005 of approximately 36.9% in net income and approximately 9.7% in diluted earnings per share. The percentage increase in expected net income for the 2006 second quarter exceeds the percentage increase in expected diluted earnings per share due to the dilutive effect of the July 2005 follow-on equity offering. A reconciliation of estimated gross revenues to estimated GAAP net revenues for the second quarter of 2006 is not included because PEO revenues and cost of PEO revenues for the period are not reasonably estimable.

Barrett Business Services, Inc.
News Release — First Quarter 2006
April 26, 2006

        On April 27, 2006 at 9:00 a.m. Pacific Time, William W. Sherertz and Michael D. Mulholland will host an investor telephone conference call to discuss first quarter 2006 operating results. To participate in the call, dial (877) 356-3717. The call identification number is 8171396. The conference call will also be webcast live at www.barrettbusiness.com. To access the webcast, click on the Investor Relations section of the Web site and select Webcast. A replay of the call will be available beginning April 27, 2006 at 12:00 p.m. and ending May 3, 2006. To listen to the recording, dial (800) 642-1687 and enter conference identification code 8171396.

        BBSI provides human resource management solutions to large and small companies throughout many regions of the United States.

        Statements in this release about future events or performance, including earnings expectations for the second quarter of 2006, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company’s service areas, the effect of changes in the Company’s mix of services on gross margin, the Company’s ability to successfully integrate acquired businesses with its existing operations, future workers’ compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of our primary markets, collectibility of accounts receivable, and the use of net proceeds of approximately $33 million and other effects of the Company’s recent follow-on equity offering, among others. Other important factors that may affect the Company’s future prospects are described in the Company’s 2005 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

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